SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-METROLOGIC INSRUMENTS, INC.
          GABELLI FOUNDATION
                      12/22/06           15,000-           18.5000
          GABELLI SECURITIES, INC.
                      12/22/06            5,800-           18.5000
	    	  GABELLI ASSOCIATES LTD
                      12/22/06          138,700-           18.5000
          	  GABELLI ASSOCIATES FUND II
                      12/22/06           13,700-           18.5000
          	  GABELLI ASSOCIATES FUND
                      12/22/06          149,764-           18.5000
	    MJG ASSOCIATES, INC.
          	  GABELLI INTERNATIONAL LTD
                      12/22/06           13,800-           18.5000
		  GABELLI PERFORMANCE PARTNERSHIP
                      12/22/06           13,800-           18.5000
          GAMCO ASSET MANAGEMENT INC.
                      12/22/06          200,000-           18.5000
                      12/22/06          247,600-           18.5000
          GABELLI FUNDS, LLC.
		  GLOBAL UTILITY & INCOME TRUST
                      12/22/06           10,000-           18.5000
              GABELLI SMALL CAP GROWTH FUND
                      12/22/06          100,000-           18.5000
              GABELLI CONVERTIBLE FUND
                      12/22/06           50,000-           18.5000
              GABELLI ABC FUND
                      12/22/06          335,000-           18.5000

(1) THE DISPOSITIONS ON 12/22/06 WERE IN CONNECTION WITH THE AQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS
OF THE AQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $18.50 IN CASH
FOR EACH SHARE OF ISSUER'S COMMON STOCK. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.